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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF THE COMPANY(1),(2)

                                                                Jurisdiction of
                                                               Incorporation or
     Name of Subsidiary                                          Organization
     ------------------                                        -----------------
Affiliated Publications, Inc...................................   Massachusetts
    Globe Newspaper Company....................................   Massachusetts
       Boston Globe Electronic Publishing, Inc.................   Massachusetts
       Boston Globe Investments, Inc...........................   Massachusetts
           Zakrzewska Ltd. Partnership (99%)...................   Massachusetts
       Community Newsdealers Inc...............................   Massachusetts
       Globe Specialty Products, Inc...........................   Massachusetts
       Retail Sales, Inc.......................................   Massachusetts
City & Suburban Delivery Systems, Inc..........................   Delaware
Comet-Press Newspapers, Inc....................................   Delaware
Crossroads Holding Corporation.................................   New Jersey
Donohue Malbaie Inc. (49%).....................................   Canada
Fernandina Beach News-Leader, Inc..............................   Florida
Gainesville Sun Publishing Company.............................   Florida
Hendersonville Newspaper Corporation...........................   North Carolina
International Herald Tribune S.A.S. (50%)......................   France
Lake City Reporter, Inc........................................   Florida
Lakeland Ledger Publishing Corporation.........................   Florida
London Bureau Limited..........................................   United Kingdom
Northern SC Paper Corporation (80%)............................   Delaware
    Madison Paper Industries (partnership).....................   Maine
NYT 1896T, Inc.................................................   Delaware
NYT Capital, Inc...............................................   Delaware
NYTRNG, Inc....................................................   Delaware
NYT Shared Service Center, Inc.................................   Delaware
Ocala Star-Banner Corporation..................................   Florida
Rome Bureau S.r.l..............................................   Italy
Sarasota Herald-Tribune Co.....................................   Florida
Sebring News-Sun, Inc..........................................   Florida
The Dispatch Publishing Company, Inc...........................   North Carolina
The Gadsden Times, Inc.........................................   Delaware
The Houma Courier Newspaper Corporation........................   Delaware
The New York Times Broadcasting Service, Inc...................   Tennessee
    Interstate Broadcasting Company, Inc.......................   New York
    The Times Southwest Broadcasting, Inc......................   Arkansas
The New York Times Company Magazine Group, Inc.................   Delaware
    NYT Special Services, Inc..................................   Delaware
The New York Times Distribution Corporation....................   Delaware
The New York Times Electronic Media Company....................   Delaware
The New York Times Sales, Inc..................................   Delaware
The New York Times Syndication Sales Corporation...............   Delaware
The Palatka Daily News, Inc....................................   Florida
The Santa Rosa Democrat, Inc...................................   Delaware
The Spartanburg Herald-Journal, Inc............................   Delaware
The Tuscaloosa News, Inc.......................................   Delaware
Times Leasing, Inc.............................................   Delaware
Times On-Line Services, Inc....................................   New Jersey
TSP Newspapers, Inc............................................   Delaware
    Times Daily, Inc...........................................   Alabama
Wilmington Star-News, Inc......................................   New York
WNEP-TV, Inc...................................................   Pennsylvania
WTKR-TV, Inc...................................................   Delaware

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(1)   100% owned unless otherwise indicated.
(2) The names of certain subsidiaries have been omitted because, considered in the aggregate, as a single subsidiary, they would not constitute a significant subsidiary.